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                                  EXHIBIT 2.2

                 AMENDMENT TO THE PLAN AND AGREEMENT OF MERGER

     THIS AMENDMENT is made and entered into this 18th day of December, 1996, by and between SPORTS & RECREATION, INC., a Delaware corporation ("SPORTS"), and SPORTS & RECREATION REINCORPORATION, a Florida corporation ("FLORIDA"). All terms not defined herein shall have the meanings ascribed to them in that certain Plan and Agreement of Merger dated the 23rd day of April, 1996 (the "Merger Agreement") by and between SPORTS and FLORIDA.

                              W I T N E S S E T H:

     WHEREAS, SPORTS AND FLORIDA entered into the Merger Agreement dated the 23rd day of April, 1996 whereby SPORTS AND FLORIDA agreed to merge.

     WHEREAS, the Shareholders of SPORTS approved the Merger Agreement at a meeting of the shareholders on June 12, 1996.

     WHEREAS, the Board of Directors of FLORIDA approved the Merger Agreement in an Action by Written Consent of the Board of Directors on April 23, 1996.

     WHEREAS, SPORTS and FLORIDA now desire to amend the Plan and Agreement of Merger;

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree to amend the Plan and Agreement of Merger as follows:

Paragraph 5 of the Plan and Agreement of Merger shall be stricken and the following paragraph shall be substituted in its place:


5. NAME OF SURVIVING CORPORATION

     On the Effective Date, the Articles of Incorporation of Florida shall be amended to change the name of FLORIDA to "Sports & Recreation, Inc." or such other name that has been adopted by SPORTS prior to the Effective Date of the merger.

     THIS AMENDMENT is being entered into this 18th day of December, 1996.

                                   SPORTS & RECREATION REINCORPORATION, INC.

                                   By: /s/   STEPHEN BEBIS
                                      ---------------------------
                                        Its: President

                                   SPORTS & RECREATION, INC.
                                   By: /s/   STEPHEN BEBIS
                                      ----------------------------
                                   Its: President



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